Exhibit 99.1

THE EUROPEAN COMMISSION APPROVES LIBERTY GLOBAL’S SALE OF OPERATIONS IN GERMANY, HUNGARY, ROMANIA AND THE CZECH REPUBLIC TO VODAFONE

Denver, Colorado - July 18, 2019

Today, the European Commission announced its final approval of the sale of Liberty Global’s operations in Germany, Hungary, Romania and the Czech Republic to Vodafone Group plc (“Vodafone”). The transaction, announced May 9, 2018, has a total enterprise value of approximately €19.0 billion ($21.5 billion) on a U.S. GAAP basis1. All regulatory conditions now are met in alignment with the original terms and the transaction is now expected to close by July 31.

Mike Fries, Chief Executive Officer of Liberty Global, stated:

“We’re pleased that the European Commission has recognized the considerable benefits that this important transaction brings to millions of consumers across Germany, Hungary, Romania and the Czech Republic. And it is good news for our employees in each market who will become part of a fixed-mobile national challenger with the strength and scale to take on national telco incumbents.”

After completion of the transaction, Liberty Global will continue to be one of the world’s leading converged video, broadband and communications companies, with consolidated operations in the United Kingdom, Ireland, Belgium, Switzerland, Poland and Slovakia. Together, these country operations reach 25 million homes, account for 25 million video, broadband and fixed-line telephony subscribers and six million mobile services. In addition to a significant cash balance as a result of the proceeds, Liberty Global also owns 50% of VodafoneZiggo, a joint venture in the Netherlands with 4 million customers subscribing to 10 million fixed-line and 5 million mobile services.

FORWARD-LOOKING STATEMENTS AND DISCLAIMER

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategic outlook, the anticipated timing of the closing of the sale transaction, the expected benefits of the transaction, expectations with respect to our continuing operations and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the ability to achieve customary closing conditions, the ability of Vodafone to successfully integrate the combined businesses impacted by the transaction and achieve the anticipated benefits thereof, as well as other factors detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission including our most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Global’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT LIBERTY GLOBAL

As per March 31, 2019, Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is the world’s largest international TV and broadband company, with operations in 10 European countries under the consumer brands Virgin Media, Unitymedia, Telenet and UPC. We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks that connect 21 million customers subscribing to 45 million TV, broadband internet and telephony services. We also serve 6 million mobile subscribers and offer WiFi service through 12 million access points across our footprint.

In addition, Liberty Global owns 50% of VodafoneZiggo, a joint venture in the Netherlands with 4 million customers subscribing to 10 million fixed-line and 5 million mobile services, as well as significant investments in ITV, All3Media, ITI Neovision, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:                 Corporate Communications:
Matt Coates +44 20 8483 6333            Molly Bruce +1 303 220 4202
John Rea +1 303 220 4238            Matt Beake +44 20 8483 6428
Stefan Halters +44 20 8483 6211

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1 Total enterprise value is calculated on a U.S. GAAP basis and does not include any outstanding indebtedness of the UPC Holding borrowing group. Convenience translation based on USD/EUR spot rate of 1.13.